EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) for the registration of $200,000,000 9 1/8% Senior Subordinated Notes and to the incorporation by reference therein of our report dated March 6, 2007 (except for Note 18, as to which the date is July 9, 2007) with respect to the consolidated financial statements and schedule of Sun Healthcare Group, Inc. included in its Annual Report on Form 10-K (as amended by a Form 10-K/A dated July 11, 2007) for the year ended December 31, 2006, and our report dated March 6, 2007 with respect to Sun Healthcare Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sun Healthcare Group, Inc. as of December 31, 2006 included in its Annual Report on Form 10-K (as amended by a Form 10-K/A dated July 11, 2007) for the year ended December 31, 2006, each filed with the Securities and Exchange Commission.

Ernst & Young LLP

Dallas, Texas
July 9, 2007